EXHIBIT 99.1
July 2011

Cautionary Statement Regarding Forward-Looking Information Much of the information contained in this presentation is forward-looking information based upon management's current expectations and projections that involve risks and uncertainties. Forward-looking information includes, among other things, information concerning earnings per share, rate case activity, earnings per share growth, cash flow, dividend payouts and dividend payout ratios, debt repayment, share repurchases, construction costs and capital expenditures, investment opportunities, rate base and the capital structure. Readers are cautioned not to place undue reliance on this forward-looking information. Forward-looking information is not a guarantee of future performance and actual results may differ materially from those set forth in the forward-looking information. In addition to the assumptions and other factors referred to in connection with the forward-looking information, including, without limitation, rate recovery of any costs above the PSCW approved amount for the Oak Creek expansion; PSCW approval of utility construction projects, including infrastructure upgrades; and continued growth in earnings from ATC, factors that could cause Wisconsin Energy's actual results to differ materially from those contemplated in any forward-looking information or otherwise affect our future results of operations and financial condition include, among others, the following: general economic conditions; business, competitive and regulatory conditions in the deregulating and consolidating energy industry, in general, and, in particular, in the company's service territories; timing, resolution and impact of pending and future rate cases and other regulatory decisions; availability of the company's generating facilities; unanticipated changes in purchased power costs; unanticipated changes in coal or natural gas prices and supply and transportation availability; key personnel changes; the ability to recover fuel and purchased power costs; varying weather conditions; catastrophic weather-related or terrorism- related damage; construction risks, including those associated with the construction of new environmental controls and renewable generation; adverse interpretation or enforcement of permit conditions by permitting agencies; equity and bond market fluctuations; the investment performance of the company's pension and other post-retirement benefit plans; the impact of recent and future federal, state and local legislative and regulatory changes; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending lawsuit against the company's pension plan, FERC matters, and IRS audits and other tax matters; the effect of accounting pronouncements issued periodically by standard setting bodies, including any requirement for U.S. registrants to follow International Financial Reporting Standards instead of GAAP; foreign, governmental, economic, political and currency risks; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward- Looking Information" and "Risk Factors" contained in Wisconsin Energy's Form 10-K for the year ended December 31, 2010 and in subsequent reports filed with the Securities and Exchange Commission. Wisconsin Energy expressly disclaims any obligation to publicly update or revise any forward-looking information.

Key Areas to be Covered Overview of Wisconsin Energy Retail Electric and Gas Utilities Power the Future Wholesale Electric Transmission Earnings Outlook

Overview of Wisconsin Energy Estimated Rate Base and Power the Future Investment at 12/31/11 Retail Electric and Gas Utilities Wisconsin, Michigan, and FERC jurisdictions 48.5% to 53.5% equity for Wisconsin Electric 10.4% allowed ROE 45% to 50% equity for Wisconsin Gas 10.5% allowed ROE Power the Future 53% to 55% equity levels in lease agreements 12.7% ROE fixed in lease agreements Wholesale Electric Transmission FERC jurisdictional 50% equity level for rates 12.2% ROE with true-up $2.7 $5.7 Note: Value for retail electric and gas utilities represents rate base. Power the Future value is book value of investment. Wholesale electric transmission is 26.2% of ATC's rate base. $9.7 Billion

Largest electric and gas company in Wisconsin 1.1 million electric customers 1.0 million natural gas customers Retail Electric and Gas Utilities

Regulatory Environment Wisconsin Commissioners Wisconsin Commissioners Wisconsin Commissioners Wisconsin Commissioners Name Party Began Serving Term Ends Phil Montgomery Chairman R 03/2011 03/2017 Eric Callisto D 05/2008 03/2015 Ellen Nowak* R 07/2011 03/2013 Michigan Commissioners Michigan Commissioners Michigan Commissioners Michigan Commissioners Name Party Began Serving Term Ends Orjiakor Isiogu Chairman D 08/2007 07/2013 Monica Martinez D 07/2005 07/2011 Greg R. White I 12/2009 07/2015 Wisconsin Commission 3 Commissioners Gubernatorial appointment, Senate confirmation Chairman: Gubernatorial appointment Terms 6 year-staggered terms Michigan Commission 3 Commissioners Gubernatorial appointment, Senate confirmation Chairman: Gubernatorial appointment Terms 6 year-staggered terms *Commissioner Nowak is serving on the PSC pending Senate confirmation of her appointment, scheduled for July 2011.

Rate Case Activity Wisconsin Jurisdiction Filed an application with the Wisconsin Public Service Commission requesting no net increase in base rates in 2012 Authorizes the company to suspend amortization of $148M of regulatory costs in 2012 Authorizes $148M of carrying costs and depreciation on air quality controls at Oak Creek and the Glacier Hills Wind Park Schedules a proceeding to establish a 2012 fuel cost plan Authorizes the refund of $26M from Wisconsin Electric's settlement of spent nuclear fuel litigation with the U.S. Department of Energy Authorizes the company to reopen the rate proceeding in 2012 for rates effective in 2013 Under a traditional rate case, we would have filed for an increase of approximately 6.2% for Wisconsin Electric's retail electric customers Requested PSCW decision by July 15, 2011. With staff review and a new commissioner starting on July 5, the decision will likely slip beyond July 15.

Rate Case Activity Michigan Jurisdiction Filed rate case on July 5 Requested $14.9 million annually -- an 8.4% increase includes a DOE settlement refund of $2.7 million Expect to self-implement $7.7 million -- a 4.4% increase in January 2012 Filed for a 10.4% ROE Final rates effective July 2012

Wisconsin Energy Electric Retail Customer Base Large C&I Small C&I Residential Other 2010 Retail KWh Sales Mix 0.36 0.32 0.31 0.01 C&I Sector Small & Large % of 2010 Electric Sales Office 12.4% Mining 11.4% Retail 6.4% Health Care 5.7% Paper & Products 5.5% Primary Metals 5.5% Education 4.6% Food & Products 4.6% Large C&I Small C&I Residential Other 2010 Retail Revenues 0.25 0.34 0.4 0.01

Retail Electric and Gas Utilities Expected Levels of Investment and Depreciation 2010A 2011E 2012E 2013E Base 329 415 425 412 Renewable 146 333 132 10 Environmental 212 166 68 71 Depreciation 250 260 310 320 *Total depreciation expense was $250 million in 2010, and is expected to be $260, $310 and $320 million in 2011, 2012, and 2013 respectively for utilities on a combined basis. $687 $914 $625 $493

Retail Electric and Gas Utilities Projected Rate Base 2010A 2011E 2012E 2013E PPE 4.9 5.1 6.4 6.7 CWIP 0.6 1 0.4 0.3 All Other* 0 0.2 -0.1 -0.3 5.5 6.3 6.7 6.7 *All other is comprised of customer advances, def. taxes, inventory and implied working capital.

Renewable Energy Opportunity Renewable Portfolio Standard in Wisconsin 2001-03 Baseline 2010 2015 0.0227 0.0427 0.0827 Required Percentage for Wisconsin Electric Retail Sales *Requirements at a Wisconsin state level are 5% and 10% in 2010 and 2015 respectively. In terms of energy this is estimated to be 1.4 TWh in 2010 and 2.5 TWh in 2015. * *

Renewable Energy Opportunity Glacier Hills 162 MW Estimated investment of $361 million Expected completion December of 2011 Biomass 50MW Estimated investment of $255 million Approved by PSCW and Domtar Inc. Expected completion by the end of 2013 Wisconsin Electric has executed 165MW of renewable energy transactions to help achieve compliance with the Wisconsin Renewable Portfolio Standard We expect to be in compliance with the Wisconsin Renewable Portfolio Standard through 2016

Power the Future Plan Natural Gas Coal Capacity 1,090 MW 1 1,030 MW 1 Investment $664 million $2.0 billion ROE 12.7% 12.7% Equity 53% 55% Initial Lease Term 25 Years 30 Years In-service Dates Unit 1 - July 16, 2005 Unit 2 - May 23, 2008 Unit 1 - February 2, 2010 Unit 2 - January 12, 2011 Consolidated Net Income 2012 Estimate $38 million 2 $ 121 million 2 1All capacity and investment amounts reflect WEC ownership only. Demonstrated capacity for the natural gas units is 1,150MW - value shown in table is amount guaranteed in lease agreement. 2Includes allocation of holding company debt.

Power the Future Expected Earnings 2009 2010 2011 2012 Port Washington #1 & #2 32 32 32 32 Oak Creek #1 10 62 70 70 Oak Creek #2 0 31 33 Key Assumptions Oak Creek Unit 2 in service January 12, 2011 Cost estimate of $2 billion for WEC's ownership of the coal units Free cash flow of $248 million in 2012 - after capex and debt repayment at We Power level Earnings contribution expected to grow somewhat over time as debt repayment occurs Earnings per Share Contribution Consolidated Basis $0.48 $0.66 $0.21 *Includes allocation of holding company interest. Capitalized interest benefit not included. $0.67

Wholesale Electric Transmission Wisconsin Energy owns 26.2% of American Transmission Company (ATC) ATC is projected to contribute approximately 16 cents to our EPS this year Represents almost 8% of consolidated earnings ATC's projected capital investment over the next ten years is $3.4 billion ATC rate base at year end 2011 is projected to be about $2.6 billion Regulated by the FERC for purposes of rates and returns 12.2% return on equity with true-up mechanism Transmission siting is under state jurisdiction Non-exclusive joint venture with Duke Energy announced April 13th Adds potential investment opportunities outside its current footprint

Wholesale Electric Transmission Expected Earnings 2011 2012 2013 ATC 252 271 252 WEC portion (26.2%) 66 71 66 Key Assumptions ATC projects a need for $3.4 billion of transmission improvements in its footprint from 2010 to 2019 Implies average $30 million effective annual rate base growth for WEC from 2011 to 2013 Expect a $0.16 and $0.17 contribution to EPS in 2011 and 2012 respectively Excludes potential transmission projects outside ATC's traditional footprint Projected Capital Expenditures (Millions of Dollars)

Projected Earnings Base for 2010 - 2012 2010A 2011E 2012E Electric and Gas Utilities $1.34 $1.36 to $1.41 $6.7 billion rate base Power the Future (1) $0.48 $0.66 $0.67 Wholesale Electric Transmission (2) $0.15 $0.16 $0.17 Unallocated holding company debt(3) ($0.05) ($0.13) ($0.09) $1.92 $2.05 to $2.10 (1)Includes allocation of approximately $375 million of 6.25% rate holding company debt (2)26.2% Investment in ATC (3)Reflects repayment of $450 million of senior notes on April 1, 2011 with $224 million of cash on hand March 31, 2011 and $226 million of commercial paper issuance. The commercial paper is expected to be repaid by the end of 2012.

Forecast of Electric Sales 2011 2011 Forecast vs. 2010 Actual 2011 Forecast vs. 2010 Normalized Residential -3.2% -0.4% Small C&I -1.0% 0.5% Large C&I (ex. Mines) -2.8% -2.0% Total Large C&I -2.2% -1.6% Total Retail -2.1% -0.6% *First quarter 2011 sales were better than plan -- driven by colder winter temperatures.

Financing Policy Capital Structure Goals Maintain debt to capital below 55% by the end of 2013 Actual ratio was 54.1% at the end of 2010 Assumes half of hybrid securities are treated as common equity

Dividend / Share Repurchase Move to a dividend payout ratio that is competitive with our peers Adopted a policy that trends to a 60% payout ratio over the period 2012 to 2015 Beginning in 2012, this policy should support annual dividend increases in the 8 to 9 percent range over the forecast period To maintain appropriate financial strength and provide value to our investors, we plan to: Implement a share repurchase plan - through the end of 2013 - that calls for us to buy back up to $300 million of Wisconsin Energy common stock through open market purchases or privately negotiated transactions Final size of the program will be based on actual capital spending We do not expect to issue any additional shares

2009A 2010A 2011E 0.675 0.8 1.04 $1.04 Projected Growth in Earnings and Dividends 2009A 2010A 2011E 1.6 1.92 2.05 Earnings per Share Dividends per Share $1.92 $2.05 to $2.10

Potential Investment Opportunities Divestiture of energy assets by the State of Wisconsin Investment in fuel flexibility at new Oak Creek coal units Investment in aging gas and electric distribution infrastructure Renewable energy investments beyond 2016 Investment in aging generation facilities such as hydro rebuilds Investment required to meet future EPA rules

Power the Future program now complete Highly visible earnings and strong cash flow Solid utility franchises with rate base growth Power the Future 2 driven by environmental upgrades, renewable energy projects and network improvements Investment in American Transmission Company provides an additional regulated growth opportunity Positioned to deliver among the best risk-adjusted returns in the industry Key Takeaways on Wisconsin Energy